UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2026

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42022	93-1817741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North 7th Avenue, Suite 120, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)
(623) 582-1235
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President, Chief Financial Officer

On August 11, 2026, the Board of Directors (the “Board”) of Centuri Holdings, Inc. (the “Company”) appointed Kelly Youngblood as Executive Vice President, Chief Financial Officer, replacing Gregory A. Izenstark, effective as of August 12, 2026 (the “Effective Date”).

Prior to joining the Company, Mr. Youngblood, age 60, served, following the acquisition of MRC Global Inc. (“MRC”) by DNOW Inc. (“DNOW”), as executive advisor to the chief executive officer of DNOW from November 2025 to March 2026. Prior to such acquisition, Mr. Youngblood served as executive vice president and chief financial officer of MRC from March 2020 to November 2025, and executive vice president from November 2019. Prior to joining MRC, Mr. Youngblood served as executive vice president and chief financial officer of BJ Services from December 2017 to November 2019 and prior to that was the senior vice president and chief financial officer at Diamond Offshore Drilling, Inc. from 2016 to 2017. He has also held a variety of finance and accounting positions of increasing responsibility at Halliburton, including vice president of investor relations. Mr. Youngblood is a Certified Public Accountant and received a B.A. in Accounting from Cameron University.

Other than with respect to the compensation matters described herein, there are no arrangements or understandings between Mr. Youngblood and any other person pursuant to which he was selected to serve as Executive Vice President, Chief Financial Officer. There are also no family relationships between Mr. Youngblood and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Youngblood does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Youngblood entered into an employment agreement with the Company (the “Employment Agreement”), dated as of the Effective Date, which provides for the following compensation: (a) an annual base salary of $680,000, (b) the opportunity to earn an annual bonus for each fiscal year under the Company’s short-term incentive plan or policy in a target amount equal to 85% of base salary (prorated for 2026), (c) for each fiscal year beginning with 2027, an annual long-term incentive award target opportunity equal to 225% of base salary and (d) a grant on or promptly after the Effective Date of time-based restricted stock units with a grant date value of $2,030,000, consisting of the 2026 long-term annual incentive award and an additional $500,000, which will vest in equal installments on each of the first three anniversaries of the Effective Date.

The Employment Agreement also provides for the following severance benefits on termination of employment by the Company without cause or by Mr. Youngblood for good reason, subject to Mr. Youngblood’s execution and non-revocation of a severance agreement and release of claims:

•if the termination occurs at any time other than within 24 months after a change in control of the Company, (a) a lump sum payment equal to two times the annual base salary, (b) payment of any unpaid annual bonus earned for the year prior to the year of termination, and (c) subsidized COBRA premiums for 24 months; or

•if the termination occurs within 24 months after a change in control, (a) full vesting of all outstanding equity awards, with any performance conditions deemed met at target, (b) payment of any unpaid annual bonus earned for the year prior to the year of termination, (c) a lump sum payment equal to the sum of (i) two times the sum of the annual base salary, the target annual bonus and the target long-term incentive award opportunity, (ii) the full cost of health and dental coverage for two years, and (iii) the full cost of replacement disability and life insurance coverage (other than travel/accident) for two years.

Pursuant to the Employment Agreement, Mr. Youngblood is subject to restrictive covenants relating to intellectual property, confidentiality, non-competition, non-solicitation and non-disparagement.

The foregoing is a summary of the material terms of the Employment Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Youngblood has also entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the U.S. and Exchange Commission (the “SEC”) on March 22, 2024. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Youngblood for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer of the Company.

The Company expects to enter into a severance agreement and release of claims with Mr. Izenstark (the “CFO Severance Agreement”), pursuant to which the Company will provide to Mr. Izenstark the termination without cause severance benefits to which he is entitled under the terms of his existing employment agreement as a result of his termination, as described in the Company’s Proxy Statement filed with the SEC on April 6, 2026. Mr. Izenstark will have the right to revoke the CFO Severance Agreement for seven days after executing it.

Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary

Also, on August 11, 2026, the Board appointed Danielle Hunter as Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary, replacing Jason S. Wilcock, effective as of August 12, 2026.

Ms. Hunter most recently served as President of Berry Corporation (“Berry”), formerly a publicly traded upstream energy company, from January 2023 through its acquisition by California Resources Corporation in December 2025. She joined Berry in 2020 as Executive Vice President, General Counsel and Corporate Secretary, a position she held through her appointment as President. Prior to Berry, Ms. Hunter served as Executive Vice President, General Counsel, Chief Risk & Compliance Officer, and Corporate Secretary of C&J Energy Services, Inc., through its acquisition by NexTier Oilfield Solutions Inc. (subsequently acquired by Patterson-UTI Energy, Inc.). Earlier in her career, she practiced corporate law at Vinson & Elkins LLP. Ms. Hunter currently serves on the Board of Directors of KLX Energy Services Holdings, Inc. and holds a Juris Doctor, with honors, from Tulane University Law School.

The Company expects to enter into a severance agreement and release of claims with Mr. Wilcock (the “CLAO Severance Agreement”), pursuant to which the Company will provide to Mr. Wilcock the termination without cause severance benefits to which he is entitled under the terms of his existing employment agreement as a result of his termination, as described in the Company’s Proxy Statement filed with the SEC on April 6, 2026. Mr. Wilcock will have the right to revoke the CLAO Severance Agreement for seven days after executing it.

Item 7.01	Regulation FD Disclosure.

On August 12, 2026, the Company issued a press release announcing the leadership changes described above under Item 5.02. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement with Kelly Youngblood, dated August 12, 2026
99.1	Press Release of Centuri Holdings, Inc. dated August 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain personally identifiable information contained in this Exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: August 12, 2026	By:	/s/ Christian I. Brown
Christian I. Brown
President, Chief Executive Officer